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                                                                   EXHIBIT 14(b)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Registration Statement (Form N-14) of the Van Kampen Equity Trust II and related Joint Proxy Statement/Prospectus and Statement of Additional Information of the Van Kampen International Growth Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-128236).


                                               ERNST & YOUNG LLP


Chicago, Illinois
October 21, 2005